UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2021

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On June 15, 2021, Evoke Pharma, Inc. (the Company) announced positive findings from a second market research study conducted for GIMOTI® (metoclopramide) nasal spray. The study aimed to gather further market insights on the perception of GIMOTI in the GI community and follows the initial market research study conducted in December 2020. The Company will discuss the findings in roundtable discussions at the upcoming GI ReConnect Conference, a leadership summit for sharing the most current information on GI health, being held on June 18-19th in Napa Valley, CA.

Key Findings:

•	Continued increase in intent to prescribe GIMOTI:
-	81% of all respondents intend to prescribe GIMOTI in the future
•	90% of targeted GIs; compared to 79% in previous study
•	56% of non-targeted GIs; compared to 89% in previous study
•	84% of PCPs; compared to 50% in previous study
•

Targeted GIs report greater GIMOTI usage across first, second and third lines of treatment from the December 2020 study, with the most significant increase as a third-line treatment option from 16% to 24%.

•

Similar to the previous study, GIs indicated a moderate-to-high level of concern about a diabetic gastroparesis patient’s ability to absorb oral medications, and estimated 20%-40% of their patients may experience this difficulty.

•	The percentage of targeted GIs reporting high awareness of GIMOTI (scoring a 4 or 5 out of 5) has increased from 21% in December 2020 to 46% in May 2021.
•	More than twice as many (47 versus 19) respondents reported that they have written a prescription for GIMOTI in the previous two months compared to the previous study.
•	Targeted GIs report increased in-person visits by sales representatives. Importantly 75% of target GIs stated they would prefer future interactions to be in-person vs 64% in the previous study.

Safe Harbor Statement

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding: potential future prescribing trends for GIMOTI based on this survey of GIs and PCPs or the Company’s marketing efforts; and the Company’s commercialization plans, including its plans to increase awareness and access to GIMOTI. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the Company’s and EVERSANA’s ability to successfully drive market demand for GIMOTI; the results of the ATU survey may not predict prescribing trends by doctors or acceptance by patients, and are not intended to reflect or imply actual prescriptions or sales to date; the Company’s ability to obtain additional financing as needed to support its operations; the COVID-19 pandemic may continue to disrupt the Company’s and EVERSANA’s business operations impairing the ability to commercialize GIMOTI and the Company’s ability to generate any product revenue; the Company’s dependence on third parties for the manufacture of GIMOTI; the Company is entirely dependent on the success of GIMOTI; inadequate efficacy or unexpected adverse side effects relating to GIMOTI that could result in recalls or product liability claims; and other risks and uncertainties detailed in the Company’s prior reports and in the periodic reports it files with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: June 15, 2021	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary